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                                                               EXHIBIT 10(a)(26)

                               RETENTION AGREEMENT

     This RETENTION AGREEMENT (the "AGREEMENT") is entered into this 13th day of August, 2002 by and between Aquila, Inc. ("AQUILA") and Leslie J. Parrette, Jr. ("YOU").

     WHEREAS, Aquila desires to retain Your services under the terms and conditions of this Agreement; and

     WHEREAS, You desire to continue your employment with Aquila under the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual undertakings hereinafter set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

     1. CONTINUED EMPLOYMENT. You shall continue your employment with Aquila under the terms and conditions of this Agreement as set forth below.

     2. RETENTION BONUS. In addition to Your current salary, bonus opportunities, and other compensation and benefits, You shall receive additional compensation in the amount of $300,000, less all applicable taxes, should You agree to remain employed by Aquila and perform Your job responsibilities through the retention period that concludes as described under Paragraph 3.

     3. ESCROW. On the date of this Agreement, Aquila will transfer the amount referenced in paragraph 2 hereof (the "Escrowed Funds") to an independent third party (the "Escrow Agent") pursuant to the terms and conditions of an escrow agreement to be executed by Aquila, You, and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement will, among other things, provided the Escrow Agent instructions for the timing and conditions of payment of the Escrowed Funds in satisfaction of Aquila's obligation to pay the Retention Bonus.

     4. CONDITIONS AND TIMING OF PAYMENT. You will be eligible for Your Retention Bonus as follows:

  4.1. INITIAL PERIOD. If You are employed by Aquila on August 15, 2002, unless Your supervisor indicates in writing that You have not performed the responsibilities for which you have been retained, You will be paid $150,000, which is one-half of the amount specified in paragraph 2 above..

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  4.2. FINAL PERIOD. If You are employed by Aquila on September 30, 2002, unless
       Your supervisor indicates in writing that You have not performed the responsibilities for which You have been retained, You will be paid $150,000, which is one-half of the amount specified in paragraph 2 above.

  4.3. PAYMENT DATES. Your retention award will be paid in two separate installments. The first payment of one half the amount specified in paragraph 2 will be made on August 15, 2002, and the remainder will be paid on September 30th 2002.

  4.4. Death. In the event of Your death, Your estate shall be paid a pro-rata portion of the Retention Bonus based upon the portion of work that is completed for which You have been retained.

     5. TERMINATION FOR CAUSE; WAIVER OF RIGHT TO RECEIVE RETENTION BONUS. Your right to receive a Retention Bonus shall be waived in the event that You are terminated for willful misconduct or for violation of Aquila policies and procedures including the Employee Handbook. For purposes of this Agreement "willful misconduct" shall mean actions by you constituting fraud, embezzlement, other criminal acts, or willful action that is a breach of Your duty to Aquila, Inc., Aquila Merchant Services, or any of their affiliates.

     6. CONFIDENTIALITY. You will not publicize or disclose the terms of this Agreement, either directly or indirectly, that is, through your agents, attorneys, or accountants, or any other person, either in specific or as to general content, to the public generally, including without limitations, any employees or former agents, specifically including any former employees or to any other person or entity, except and only to the extent that You are lawfully compelled to do so by a court of competent jurisdiction or as hereinafter provided. Your agreement to keep confidential the terms of this Agreement extends to all persons other than, your spouse, significant other, attorneys, accountants, financial advisers, or other professionals who have a legitimate need to know the terms in order to render professional advice or services to You and then, only as reasonably necessary for rendering such advice or services, but in no event to any employees of Aquila. You agree not to identify or reveal any terms of the Agreement except as otherwise permitted herein and agree that You will direct and bind your accountants, attorneys, or other agents not to disclose this Agreement. Any publication or disclosure of the Agreement by You shall be considered a material breach of the Agreement.

     7. CHOICE OF LAW. This Agreement shall be construed and governed by the laws of the State of Missouri.

     8. ENTIRE RETENTION AGREEMENT. The parties hereto agree that this Agreement may not be modified, altered, or changed except by a written agreement signed by the parties hereto. The parties acknowledge that this constitutes the entire agreement between them superseding all prior written and oral agreements, and that there are no other understandings or agreements, written or oral, among them on the subject. If any

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provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

     9. MISCELLANEOUS. Separate copies of this document shall constitute original documents which may be signed separately but which together will constitute one single agreement. You represent that you have no legal impediments to fully and completely settle all claims and to sign this Agreement. This Agreement shall be effective as of the date signed by You.

BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU UNDERSTAND THE TERMS AND CONDITIONS OF THE AGREEMENT.

EMPLOYEE:                               AQUILA, INC.:

By:                                     By:
/s/ Leslie J. Parrette, Jr.             /s/ Robert K. Green
-----------------------------           -----------------------------

Name: Leslie J. Parrette, Jr.           Name: Robert K. Green

                                        Title: President & CEO

Date: August 13, 2002                   Date: August 13, 2002
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